UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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eBay Inc.
(Name of Registrant as Specified in Its Charter)
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On March 5, 2014, eBay Inc. (the “Company”) issued the following Infographic:

ebay inc

The eBay Inc. Success Story

ONE OF THE MOST SUCCESSFUL COMPANIES IN THE WORLD

Leading the Commerce Revolution

	ENABLED COMMERCE VOLUME	TOTAL PAYMENT VOLUME	MOBILE COMMERCE VOLUME
2008	$89bn	$60bn	<$1bn
2013	**$212bn**	**$180bn**	**$35bn**

Driving Significant Growth and Profitability

REVENUE

$8.5bn
$16bn
2008
2013

EARNINGS PER SHARE

$1.36
$2.18
2008
2013

Note: GAAP Earnings Per Share

Delivering Significant Shareholder Value

40%
55%
75%
S&P
NASDAQ
eBay Inc.

Three Year Share Price Performance
Feb. 28, 2011 – Feb. 28, 2014

153%
213%
441%
S&P
NASDAQ
eBay Inc.

Five Year Share Price Performance
Feb. 27, 2009 – Feb. 28, 2014

Poised for Continued Success

Expanded eBay Inc. into a **global commerce and payments platform** connecting buyers and sellers

Accelerated Enabled Commerce Volume from 13% year-over-year growth in 2008 to **21% in 2013**

Transformed eBay Marketplaces from primarily auction-based site to now offering **73% of items at fixed price in 2013**

Tripled PayPal payment volume between 2008 and 2013 at a 25% compound annual growth rate, now representing **1 in every 6 dollars spent** on e-commerce

Leveraged early mobile leadership: **$35B Mobile Enabled Commerce Volume** in 2013, growing 88% over prior year

Completed **37 acquisitions** since 2008, driving culture of innovation and entrepreneurship and helping to grow portfolio

Consistently awarded Fortune's Top 50 **Most Admired Companies** and one of the **World's Most Ethical Companies** by Ethisphere

Led by John Donahoe, ranked **#1 Internet CEO** in 2013 by sell-side analysts in Institutional Investor Magazine

For more information, contact eBay's media hotline at **press@ebay.com**. For the latest eBay Inc. news, go to **http://www.ebayinc.com/news**

DEFINITIONS:

Enabled Commerce Volume (ECV)

Enabled Commerce Volume (ECV) includes Marketplaces GMV, PayPal Merchant Services TPV and eBay Enterprise GeC Merchandise Sales (GMS) not earned on eBay or paid for via PayPal or Bill Me Later during the period. Excludes volume transacted through the Magento platform. PayPal Merchant Services TPV is the total dollar volume of payments, net of payment reversals, successfully completed through our Payments networks, Bill Me Later accounts and Zong during the period, excluding PayPal's payment gateway business and payments for transactions on our Marketplaces and Enterprise platforms. eBay Enterprise GMS represents the retail value of all sales transactions, inclusive of freight charges and net of allowance for returns and discounts, which flow through the Enterprise ecommerce services platform during the period, whether we record the full amount of such transaction as a product sale or a percentage of such transaction as a service fee.

Total Payment Volume

Total dollar volume of payments, net of payment reversals, successfully completed through our PayPal payments networks, including Bill Me Later during the period; excludes payments sent or received through PayPal's payment gateway business.

LEGEND:

Important Additional Information

About eBay Inc.

eBay Inc. (NASDAQ: EBAY) is a global commerce and payments leader, providing a robust platform where merchants of all sizes can compete and win. Founded in 1995 in San Jose, Calif., eBay Inc. connects millions of buyers and sellers and enabled $212 billion of commerce volume in 2013. We do so through eBay, one of the world's largest online marketplaces, which allows users to buy and sell in nearly every country on earth; through PayPal, which enables individuals and businesses to securely, easily and quickly send and receive digital payments; and through eBay Enterprise, which enables omnichannel commerce, multichannel retailing and digital marketing for global enterprises in the U.S. and internationally. We also reach millions through specialized marketplaces such as StubHub, the world's largest ticket marketplace, and eBay classifieds sites, which together have a presence in more than 1,000 cities around the world. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Investor Relations Contact	Media Relations Contact	Company News	Investor Relations Website
Tracey Ford tford@ebay.com **Tom Hudson** thhudson@ebay.com	**Amanda Miller** press@ebay.com	http://www.ebayinc.com/news	http://investor.ebayinc.com

For more information, contact eBay's media hotline at **press@ebay.com**. For the latest eBay Inc. news, go to **http://www.ebayinc.com/news**.

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John Donahoe, President, Chief Executive Officer, and Director of the Company, directed employees of the Company to the following “Frequently Asked Questions” regarding the Company’s 2014 Annual Meeting and certain matters to be discussed therein:

1. Will the company consider Icahn’s proposals?
A: Please see our statement online: http://www.ebayinc.com/in_the_news/story/ebay-incs-statement-carl-icahns-investment-and-related-proposals

2. What’s the company’s point of view on this proposal?
A: While we welcome the perspective of all investors and customers, we believe that PayPal is able to grow faster and more profitably as a part of eBay, than it would as a standalone company.

The whole greatly enhances the parts – together, there are significant synergies. As payment and commerce blur, PayPal and eBay make sense together. There are three reasons why we believe this:

1. eBay accelerates PayPal’s success;
2. eBay data makes PayPal smarter; and
3. eBay funds PayPal’s growth.

3. Where can I get more information about this proposal?
A: Please check The Hub and eBayinc.com for all the latest information.

4. Why do you think Mr. Icahn is targeting us?
A: We can’t speak for Mr. Icahn or his motivation. We believe we are well positioned to take advantage of the dramatic shifts in commerce. We have tremendous opportunities. Our core businesses are strong. We’re investing in growth with smart moves in mobile, local, global and customer engagement. Stepping up execution in 2014 is critical, and our operating performance is testament to the power of this integrated strategy.

5. How will this affect us as employees?
A: There is no direct impact. No changes are planned as a result of this announcement. John, Devin, David and the rest of the leadership team have reiterated that employees need to be laser-focused on achieving high levels of excellence for our customers. For all of us, it’s business as usual.

6. How does this affect the Marketplaces or PayPal product roadmaps?
A: It does not affect the roadmap. We’re driving customer-focused innovation and we’re committed to leading and creating the future of commerce.

7. How does eBay Marketplaces benefit from PayPal staying a part of the portfolio?
A: Payments are an essential part of commerce. We are focused on taking the friction out of paying. Payments drive engagement and create more value for consumers and merchants. eBay and PayPal together create mutually reinforcing network effects, including mobile.

8. What happens next?
A: The company and Mr. Icahn will manage his proposals through our normal proxy and annual shareholders meeting process. The annual meeting generally occurs in April, which is when shareholders will vote on all proposals being considered at the meeting.

9. Why did the Board even consider a PayPal spinoff?
A: The Board routinely assesses the company’s strategic direction. eBay has helped drive PayPal's success for more than a decade, and we continue to believe we are far more valuable together than we are apart. PayPal is successful because it is a part of eBay Inc., not in spite of it.

[Legends Included in Original Are Excerpted at the End of this DEFA14A Filing]

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On March 5, 2014, Marc Andreessen, a member of the Company’s board of directors, issued the following statement:

March 5, 2014

Carl Icahn 2014 Explains How Carl Icahn 2011 Has Terrible Business Ethics

ON THE TECHNOLOGY INDUSTRY, EXPERIENCED DIRECTORS, AND CONFLICTS:

Carl Icahn 2014: “Marc Andreessen and Scott Cook… are two of the most respected, accomplished and value-driven leaders in Silicon Valley. And I sort of agree. I think they’re respected. I think they’re accomplished. And I agree mostly they’re value-driven leaders. The trouble is they’re value-driver leaders for themselves, not for eBay and not for the shareholders they have a fiduciary obligation to.” (e)

Carl Icahn 2011: “Potential conflicts of interest are by no means rare, though, and seem to be especially frequent among technology and biotech companies. Each of those fields tends to be intensely technical by nature, and corporations involved in those areas often find that it is useful to have a board of directors with significant experience in those areas, which means that at least minor conflicts of interest often arise. (1)

ON VENTURE CAPITALISTS AND CONFLICTS:

Carl Icahn 2014: “eBay states the conflicts regarding Mr. Andreessen’s investments are acceptable. Mr. Andreessen has funded… and advises no less than five competitors, four of which directly compete with PayPal – all the while potentially having access to nonpublic information regarding PayPal’s operating performance… We do not consider [Andreessen's actions] even close to satisfying the ‘world-class’ standards that eBay claims to have established for its board.” (c)

Carl Icahn 2011: “These [technology] firms are frequently funded by venture capital; the venture capital firms invariably put their own directors on the boards; and those directors or their firms often have direct and material conflicts of interest because they usually fund/control potentially competitive corporations as well.” (1)

ON CONFLICTS, DISCLOSURE, AND RECUSAL:

Carl Icahn 2014: “However, Mr. Andreessen attempted to defend himself, telling the Wall Street Journal that ‘he recuses himself from boardroom discussions that could involve companies his firm is backing.” Seriously? Mr. Andreessen expects eBay stockholders to be comforted by the fact that he self-polices himself? Excuse me if I do not find that nearly sufficient.” (a)

Carl Icahn 2011: “The first, and perhaps most important measure is that the existence of the potential conflict needs to be disclosed by the director to the board.” (1)

Carl Icahn 2011: “The biopharma industry has standard practices on how to deal with potential director conflicts regarding business development opportunities. Directors simply recuse themselves in the event of a vote or decision that may present a conflict.” (2)

ON SERVICE ON MULTIPLE BOARDS AND RECUSAL:

Carl Icahn 2014: “eBay has previously stated that Mr. Cook’s company, Intuit, and PayPal are not competitors. However, to state they are not competitors is absurd…. In our opinion, having Mr. Cook on the board while planning PayPal’s future is akin to having Pete Carroll, coach of the Seattle Seahawks, sitting in when the Denver Broncos were constructing their game plan for the Super Bowl.” (c)

Carl Icahn 2011: “The benefit of drawing upon knowledge and experience from shared, collective service on multiple biopharma boards heavily outweighs the potential conflict in these rare situations which are easily managed through recusal.” (2)

Carl Icahn 2011: “The directors should determine, on a case by case basis, whether they should wall themselves off from conflicted directors when making a decision with respect to a conflicted transaction.” (1)

ON BEST PRACTICES FOR DEALING WITH CONFLICTS:

Carl Icahn 2014: “The point is not whether processes may have been put in place or whether directors may have recused themselves from portions of meetings… The point is that because of the multiple hats they wear and a number of their actions, we believe that eBay directors Andreessen and Cook have clear conflicts which call into question whether they can adequately fulfill the duty of loyalty that every director owes to ALL eBay stockholders.” (b)

Carl Icahn 2011: “A general set of ‘best practices’ has evolved for dealing with [conflicts of interest],” and can “be dealt with by the methods used by thousands of other public and private corporations” and handled “with professionalism and very little fuss and bother…” (1)

ON THE UBIQUITY OF SUCH CONFLICTS:

Carl Icahn 2014: “And – and they say that – and they go and then they – and they say that Mr. Andreessen, Scott Cook, extraordinary insight, expertise, leadership, which is scrupulous in its governance practices. And eBay’s board – eBay’s board – hey, I don’t even blame Andreessen and Cook… Scrupulous in governance practices and fully transparent with regard to its directors. Hey, if they’re fully transparent, I guess these guys are sort of blind. I just don’t understand how – how people – how – how they get away with it.” (e)

Carl Icahn 2011: “Given the ubiquity of such conflicts, as well as similar situations in which directors or senior management might have conflicting interests, a general set of ‘best practices’ has evolved for dealing with them.” (1)

ON THE ROUTINE NATURE OF SUCH CONFLICTS:

Carl Icahn 2014: “During Mr. Andreessen’s time on the eBay Board – a time when he has been privy to nonpublic eBay Board information – he has made investments in and actively advised, no less than five direct competitors of eBay… How can Mr. Donahoe and the eBay Board allow Mr. Andreessen to advise these competitors while he simultaneously possesses not only nonpublic eBay Board information but also intimate proprietary information about PayPal’s operations?” (d)

Carl Icahn 2011: “To the extent these potential conflicts of interest actually exist, they are routine matters with which corporate boards of directors normally deal and pose no significant issues.” (1)

ON THE ROUTINE NATURE OF INFORMATION-SHARING CONCERNS:

Carl Icahn 2014: “Does eBay director Marc Andreessen understand that if he entered into a confidentiality agreement with a third party that prevented him from fully discharging the duties he owed to eBay – that the mere act of entering into such an agreement may have been a breach of duty in and of itself?” (a)

Carl Icahn 2011: “An appropriate conflicts and recusal policy similarly could ameliorate any information-sharing concerns that might theoretically arise from interlocking board members.” (1)

SOURCES:

(a) http://www.shareholderssquaretable.com/ebay_letter_5/
(b) http://www.shareholderssquaretable.com/ebay_letter_4/
(c) http://www.shareholderssquaretable.com/ebay_letter_3/
(d) http://www.shareholderssquaretable.com/open-letter-to-ebay-stockholders/
(e) Bloomberg Feb 24 television interview with Carl Icahn

(1) Mr. Icahn and his affiliates filed two opinions of legal counsel as supporting proxy materials in his proxy fight for Forest Laboratories:

Letter from Ashby & Geddes, Counsel to Icahn Capital LP, 8/7/2011  http://www.sec.gov/Archives/edgar/data/38074/000092847511000188/frxdfan14a081111.txt

Letter from Arnold & Porter LLP, Antitrust Counsel to Icahn Capital LP, 8/7/2011  http://www.sec.gov/Archives/edgar/data/38074/000092847511000179/frxdfan14a080811ap.txt

(2) Open Letter from the Icahn Group to Forest Laboratories Shareholders, 4/7/ 2011  http://www.sec.gov/Archives/edgar/data/38074/000092847511000174/frxdfan14a080811.txt

[Legends Included in Original Are Excerpted at the End of this DEFA14A Filing]

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Important Additional Information

eBay Inc., its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with eBay’s 2014 Annual Meeting of Stockholders. eBay intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation. EBAY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of eBay’s directors and executive officers and their respective interests in eBay by security holdings or otherwise is set forth in eBay’s proxy statement for the 2013 Annual Meeting of Stockholders, filed with the SEC on March 18, 2013. To the extent holdings of such participants in eBay’s securities have changed since the amounts described in the 2013 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in eBay’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on January 31, 2014.

These documents, including any proxy statement (and amendments or supplements thereto) and other documents filed by eBay with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at eBay’s investor relations website at http://investor.ebayinc.com. Copies may also be obtained by contacting eBay Investor Relations by mail at 2065 Hamilton Avenue, San Jose, California 95125 or by telephone at 866-696-3229.

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